UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2018

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC 115 Christina Landing Drive Unit 2004 Wilmington, DE 19801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 543-5977

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2018, Barbara Riker resigned as the Chief Financial Officer, Chief Accounting Officer, and Chief Compliance Officer of Teucrium Trading, LLC (“Teucrium” or the “Sponsor”), Sponsor of the Teucrium Corn Fund (“CORN”), the Teucrium Sugar Fund (“CANE”), the Teucrium Soybean Fund (“SOYB”), the Teucrium Wheat Fund (“WEAT”), and the Teucrium Agricultural Fund (“TAGS”) (collectively, the “Funds”), each a series of the Teucrium Commodity Trust (the “Registrant”).

Effective September 17, 2018, Corey Mullen-Rusin has been appointed Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer of Teucrium. As Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer, Ms. Mullen-Rusin is responsible for the financial management, compliance and reporting of Teucrium and is in charge of its books of account and accounting records, and its accounting procedures, and performs such additional executive, supervisory and management functions as required. Ms. Mullen-Rusin has custody of and is responsible for all funds and securities of Teucrium, keeps full and accurate accounts of receipts and disbursements in books belonging to Teucrium and deposits all monies and other valuable effects in the name and to the credit of Teucrium. She disburses the funds of Teucrium as required, takes proper vouchers for such disbursements, and renders, as required, an account of all her transactions as Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer and of the financial condition of Teucrium. As Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer, Ms. Mullen-Rusin may execute in the company name all appropriate deeds, mortgages, bonds, contracts, instruments, regulatory filings and other agreements in the name and on behalf of Teucrium, except in cases where such execution has been expressly delegated to some other officer or agent of Teucrium. As Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer, Ms. Mullen-Rusin performs all other duties and enjoys all other powers which are commonly incident to the officer of Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer of a corporation.

On September 17, 2018, Sal Gilbertie replaced Dale Riker as Chief Executive Officer and Secretary.

As Chief Executive Officer Mr. Gilbertie is responsible for the overall strategic direction of Teucrium, has general and active management and control of the business and affairs of Teucrium, is responsible for directing, administering and coordinating the business operations of Teucrium, has general supervision over its officers and agents and performs such additional executive, supervisory and management functions and duties as required from time to time. As Secretary, Mr. Gilbertie is custodian of Teucrium’s limited liability company records and performs such other duties as required. Mr. Gilbertie continues to serve as the Chief Investment Officer and President and continues to be primarily responsible for new investment product development.

Teucrium would like to thank Mr. and Mrs. Riker for the time, effort and positive contributions that they have provided to the company over the last eight years.

Steve Kahler, formerly the Chief Operating Officer of Teucrium, has agreed to resume his role as Chief Operating Officer of Teucrium subject to a majority vote of the Class A Members of Teucrium. As Chief Operating Officer, Mr. Kahler will be primarily responsible for the trade operations, trade execution, and portfolio activities (“Trade Operations”) with respect to the Funds.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with respect to Mr. Gilbertie’s appointment as Chief Executive Officer and Secretary of Teucrium.

With respect to each of Mr. Gilbertie’s appointment as Chief Executive Officer of Teucrium, Ms. Mullen-Rusin’s appointment as Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer of Teucrium, and Mr. Kahler’s pending appointment as Chief Operating Officer of Teucrium, each officer will be paid an annual salary. Such compensation has been and will be allocated among the Funds based on size, volume and complexity thereof and the actual amounts allocated to each Fund may vary over time, as the relative size, volume and complexity of the Funds varies.

There are no family relationships between any of Mr. Gilbertie, Ms. Mullen-Rusin or Mr. Kahler and any of Teucrium’s members or executive officers or any person nominated or chosen to become an executive officer, and there are no transactions in which any of Mr. Gilbertie, Ms. Mullen-Rusin or Mr. Kahler has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Biographical information for Mr. Gilbertie, Ms. Mullen-Rusin and Mr. Kahler is as follows:

Sal Gilbertie has been the President of the Sponsor since its inception, its Chief Investment Officer since September 2011, and its Chief Executive Officer and Secretary since September 17, 2018, was approved by the National Futures Association (“NFA”) as a principal of the Sponsor on September 23, 2009 and was registered as an associated person of the Sponsor on November 10, 2009. He maintains his main business office at 65 Adams Road, Easton, Connecticut 06612. Effective July 16, 2012, Mr. Gilbertie was registered with the NFA as the Branch Manager for this location. Since October 18, 2010, Mr. Gilbertie has been an associated person of Foreside Fund Services, LLC (the “Distributor”) under the terms of the Securities Activities and Services Agreement (“SASA”) between the Sponsor and the Distributor. Additional information regarding the SASA can be found in the section of each Fund’s prospectus entitled “Plan of Distribution.” From October 2005 until December 2009, Mr. Gilbertie was employed by Newedge USA, LLC, a futures commission merchant (“FCM”) and broker-dealer registered with the Commodity Futures Trading Commission and the Securities and Exchange Commission, where he headed the Renewable Fuels/Energy Derivatives OTC Execution Desk and was an active futures contract and over-the-counter derivatives trader and market maker in multiple classes of commodities. (Between January 2008 and October 2008, he also held a comparable position with Newedge Financial, Inc., an FCM and an affiliate of Newedge USA, LLC.) From October 1998 until October 2005, Mr. Gilbertie was principal and co-founder of Cambial Asset Management, LLC, an adviser to two private funds that focused on equity options, and Cambial Financing Dynamics, a private boutique investment bank. While at Cambial Asset Management, LLC and Cambial Financing Dynamics, Mr. Gilbertie served as principal and managed the day-to-day activities of the business and the portfolio of both companies. Mr. Gilbertie is 58 years old.

Corey Mullen-Rusin, Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer, began working for the Sponsor on August 16, 2011.  She became the Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer on September 17, 2018 and has primary responsibility for the financial management, compliance and reporting of the Sponsor and is in charge of its books of account and accounting records, and its accounting procedures.  She maintains her main business office at 115 Christina Landing Drive Unit 2004, Wilmington, DE 19801. Ms. Mullen-Rusin worked directly with the former CFO at Teucrium for the past seven years. She was responsible for all aspects of financial planning, financial operations, and financial reporting for the Registrant and the Sponsor. Additionally, Ms. Mullen-Rusin assisted in developing, instituting, and monitoring the effectiveness of processes and procedures to comply with all regulatory agency requirements. Ms. Mullen-Rusin graduated from Boston College with a Bachelor of Arts and Science in Communications in 2009, where she was a four-year scholarship player on the NCAA Division I Women’s Basketball team.  In 2017, she earned a Master of Business Administration from Nichols College. Ms. Mullen-Rusin is 31 years old.

Steve Kahler, Chief Operating Officer, worked for the Sponsor from November 2011 through September 6, 2018 as Managing Director in the trading division and as Chief Operating Officer from May 24, 2012 through September 6, 2018. He will officially resume his role as Chief Operating Officer subject to a majority vote of the Class A Members and will have primary responsibility for the Trade Operations for the Teucrium Funds. He maintains his main business office at 13520 Excelsior Blvd., Minnetonka, MN 55345. Since January 18, 2012, Mr. Kahler has been an associated person of the Distributor under the terms of the SASA between the Sponsor and the Distributor. Additional information regarding the SASA can be found in the section of each Fund's prospectus entitled “Plan of Distribution.” Mr. Kahler previously worked for Cargill Inc., an international producer and marketer of food, agricultural, financial and industrial products and services, from April 2006 until November 2011 in the Energy Division as Senior Petroleum Trader. In October 2006, and while employed at Cargill Inc., Mr. Kahler was approved as an Associated Person of Cargill Commodity Services Inc., a commodity trading affiliate of Cargill Inc., from September 13, 2006 to November 9, 2011. Mr. Kahler graduated from the University of Minnesota with a Bachelors of Agricultural Business Administration in 1992 and is 51 years old.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: September 19, 2018	By:	/s/ Sal Gilbertie
Name: Sal Gilbertie
Title: Chief Executive Officer